Chemical Bank,Trustee                 Determination   Date: 03-May-96
Manufactured  Housing Contracts         Remittance     Date: 07-May-96
Senior/Subordinated Pass-Through        For the Period Ended 25-Apr-96
Certificates Series 1995A

Information for Clauses (a) through (n), Section 7.01

                                         Class A-1     Class A-2     Class A-3     Class A-4
(a)Class A and B Distribution Amounts  2,601,011.61    262,196.00    156,471.88   245,898.13

(b)Formula Principal Distribution Amount
   (a) Scheduled Principal Due           679,870.20
   (b) Partial Prepayments Received       84,609.05
   (c) Principal Payments in Full      1,725,905.19
   (d) Liquidated Contract Sch. Balance        0.00
   (e) Section 3.05 Purchase Sch.Balance       0.00
   (f)  Previously Undistributed Shortfalls
            in (a) through (e)                 0.00
                                       ____________  ____________   ___________  ___________
 Total Principal Distribution          2,490,384.44          0.00          0.00         0.00
(c)Interest Distribution                 110,627.17    262,196.00    156,471.88   245,898.13
   Unpaid Interest Shortfall                   0.00          0.00          0.00         0.00
                                        ___________   ___________   ___________  ___________
 Total Interest Distribution             110,627.17    262,196.00    156,471.88   245,898.13

(d)Beg. Class A and B Principal
      Balance                         18,566,798.41 41,536,000.00 24,150,000.0035,767,000.00

   Less: Principal Distribution        2,490,384.44          0.00          0.00         0.00
                                      _____________ _____________ _____________ ____________
   Rem. Class A and B Principal Bal   16,076,413.97 41,536,000.00 24,150,000.0035,767,000.00



Chemical Bank, Trustee                      Determination Date:   03-May-96
Manufactured Housing Contracts              Remittance Date:      07-May-96
Senior/Subordinated Pass-Through            For the Period Ended  25-Apr-96
Certificates Series 1995A

Information for Clauses (a) through (n), Section 7.01

                                        Class A-5     Class A-6    Class B-1    Class B-2
(a)Class A and B Distribution Amounts    119,700.00     67,687.50    55,891.67    71,250.00

(b)Formula Principal Distribution Amount
   (a) Scheduled Principal Due           679,870.20
   (b) Partial Prepayments Received       84,609.05
   (c) Principal Payments in Full      1,725,905.19
   (d) Liquidated Contract Sch. Balance        0.00
   (e) Section 3.05 Purchase Sch.Balance       0.00
   (f)  Previously Undistributed Shortfalls
            in (a) through (e)                 0.00
                                       ____________   _____________ ____________ ____________
 Total Principal Distribution                  0.00          0.00         0.00         0.00

(c)Interest Distribution                 119,700.00     67,687.50    55,891.67    71,250.00
   Unpaid Interest Shortfall                   0.00          0.00         0.00         0.00
                                      _____________ _____________ ____________ ____________
 Total Interest Distribution             119,700.00     67,687.50    55,891.67    71,250.00

(d)Beg. Class A and B Principal Bal   17,100,000.00  9,500,000.00 7,600,000.00 9,500,000.00
   Less: Principal Distribution                0.00          0.00         0.00         0.00
                                     _____________ _____________ ____________ ____________
   Rem. Class A and B Principal Bal   17,100,000.00  9,500,000.00 7,600,000.00 9,500,000.00


(e)Fees Due Servicer
   Monthly Servicing Fee                 170,541.46
   Section 8.06 Reimbursement Amount           0.00
   Section 6.02 Reimbursement Amount      56,244.18
   Reimburseable Fees                          0.00
                                       ____________
                                         226,785.64

                                  No. Of     Unpaid Principal
(f) Delinquency                 Contracts       Balance
   31-59 Days Delinquent          146          3,224,788
   60-89 Days Delinquent           32            756,101

   90+ Days Delinquent             61          1,391,072


(g)Section 3.05 Repurchases                        0.00

(h)         Pool Factor               Original Balance      Rate
Class A-1    0.35847245               44,847.000.00        7.150%
Class A-2    1.00000000               41,536,000.00        7.575%
Class A-3    1.00000000               24,150,000.00        7.775%
Class A-4    1.00000000               35,767,000.00        8.250%
Class A-5    1.00000000               17,100,000.00        8.400%
Class A-6    1.00000000                9,500,000.00        8.550%
Class B-1    1.00000000                7,600,000.00        8.825%
Class B-2    1.00000000                9,500,000.00        9.000%


(i)Class R Distribution Amount           252,518.96
   Reposession Profits                         0.00

(j)Principal Balance of Contracts
      in Repossession                          0.00

(k)Aggregate Net Liquidation Losses            0.00

(l)(x) Class B-2 Formula Distribution A   71,250.00
   (y) Remaining Amount Available        323,768.96
                                       _____________
   Amount of (x) over (y)                      0.00

(m)Class B-2 Liquidation Loss Amount           0.00

(n)Guarantee Payment                           0.00

Chemical Bank, Trustee                      Determination Date:     03-May-96
Manufactured Housing Contracts              Remittance Date:        07-May-96
Senior/Subordinated Pass-Through            For the Period Ended:   25-Apr-96
Certificates Series 1995A


                        Computation of Available Distribution Amount


(i)  Certificate Account Balance at Monthly Cutoff   4,191,597.37
(ii) Monthly Advance made                                    0.00
(iii)Section 5.05 Certificate Fund Income               16,425.51
Less:
(i) Scheduled Payments of principal and interest
    due subsequent to the Due Period                   148,611.49
(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                 0.00
   (ii)  Reimbursement for taxes from Liquidation Pr         0.00
   (iii) Monthly Servicing Fee                         170,541.46
   (iv)  Reimburseable Liquidation Expenses             56,244.18
   (v)   Section 6.04 (c) reimbursement                      0.00
   (vi)  Section 8.06 reimbursement                          0.00
   (vii) Amounts not required to be deposited                0.00

Total Due Servicer                                     226,785.64

Available Distrubution Amount                        3,832,625.75

To Class A and B                                     3,580,106.79

Monthly Excess Cashflow                                252,518.96

Weighted Average Remaining Term (months)                   145.93

Weighted Average Interest Rate                              12.54%

         Scheduled Balance Computation


         Prior Month Balance                        **************





         Current Balance             161,359,298.26
         Adv Principal                    51,518.50
         Del Principal                   181,402.79
         Pool Scheduled Balance                     **************
                                                              0.00

         Principal Payments in Full    1,725,905.19
         Partial Prepayments              84,609.05

         Scheduled Principal             679,870.20

                                                              0.00
         Collateral Balance                         **************
                                                              0.00